UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☑Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a-12

CLEAN ENERGY TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2990 Redhill Avenue

Costa Mesa, CA 92626

T 949-273-4990

F 949-273-4990

October 31, 2018

Dear Shareholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2018 Annual Meeting of Shareholders of CLEAN ENERGY TECHNOLOGIES, Inc., to be held on November 21, 2018 at 9:00 a.m. local time, at our corporate headquarters, located at 2990 Redhill Avenue, Costa Mesa, California 92626. We look forward to your attendance.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be acted upon by our Shareholders. An overview of the Company will also be presented at the 2018 Annual Meeting of Shareholders, and our Shareholders will have an opportunity to ask questions.

Your vote is very important. Regardless of the number of shares of our common stock you own, it is very important that your shares be represented at the 2018 Annual Meetingof Shareholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE.

You may do this by completing, signing and dating the accompanying proxy card and returning it via fax to 1 (949) 273-4990 or in the accompanying self-addressed postage-paid return envelope. This will not prevent you from voting in person at the 2018 Annual Meeting of Shareholders, but will assure that your vote will be counted if you are unable to attend the 2018 Annual Meeting of Shareholders.

YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.

Sincerely,

Kambiz Mahdi

CEO

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD November 21, 2018

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of the Shareholders of CLEAN ENERGY TECHNOLOGIES, Inc., a Nevada corporation, will be held on November 21, 2018 at 9:00 a.m. local time, at the corporate headquarters, located at 2990 Redhill Avenue, Costa Mesa, California 92626, for the following purposes, which are more completely set forth in the accompanying Proxy Statement:

1.to elect 5 nominee directors, each to hold office for a one-year term expiring at the 2018 Annual Meeting of Shareholders and until his successor is duly elected and qualified (Proposal No. 1);

2. to ratify the appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for the years ending December 31, 2017 and December 31, 2018 (Proposal No.2);

3.to transact such other business as may properly come before the 2018 Annual Meeting of Shareholders or any adjournments or postponements thereof (Proposal No. 3).

These proposals are discussed in the following pages, which are made part of this notice. Our Shareholders of record on October 11, 2018 are entitled to vote at the 2018 Annual Meeting of Shareholders of CLEAN ENERGY TECHNOLOGIES, Inc. The list of Shareholders entitled to vote will be available for inspection at the office of CLEAN ENERGY TECHNOLOGIES, Inc., 2990 Redhill Avenue, Costa Mesa, California 92626, for the ten-day period immediately preceding the 2018 Annual Meeting of Shareholders. We reserve the right, in our sole discretion, to adjourn or postpone the 2018 Annual Meeting of Shareholders to provide more time to solicit proxies for the meeting.

The Proxy Statement and Annual Report to Shareholders are being mailed on or about October 31, 2018 and are available at http://cetyinc.com/cleanenergytechnologies-proxy-statement-pursuant-to-section-14a/

You may obtain directions to attend the 2018 Annual Meeting of Shareholders of CLEAN ENERGY TECHNOLOGIES, Inc. by calling 1 (949) 273-4990.

Please sign and date the accompanying proxy card and return it promptly by fax to 1 (949) 273-4990 or in the accompanying self-addressed postage-paid return envelope whether or not you plan to attend. If you hold your shares in “street name” please follow the instruction card that will be provided to you by your broker-dealer. If you attend the 2018 Annual Meetingof Shareholders, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically. You may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors,

/s/ Kambiz Mahdi

__________________________________

CEO / Chairman

CLEAN ENERGY TECHNOLOGIES, INC.

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of CLEAN ENERGY TECHNOLOGIES, INC. (the “Company”),  for use in voting at the 2018 Annual Meeting of Shareholders, or the annual meeting, to be held on November 21, 2018 at 9:00 a.m. local time, at the corporate headquarters, located at 2990 Redhill Avenue, Costa Mesa, California 92626, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials are being mailed to Shareholders on or about October 31, 2018.

About the Meeting

What is the purpose of the annual meeting?

At the annual meeting, Shareholders will vote to: (i) elect five nominee directors, each to hold office for a one-year term expiring at the 2018 Annual Meeting of Shareholders and until his successor is duly elected and qualified (Proposal No. 1); (ii) ratify the appointment of Fruci & Associates II, PLLC , as our independent registered public accounting firm for the years ending December 31, 2017 and December 31, 2018 (Proposal No. 2); and (iii) transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Management will give a presentation that provides a current overview of the company, and will respond to questions from Shareholders.

What is our Board of Directors’ voting recommendation?

    Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors unanimously recommends that you vote your shares: (i) “FOR ALL NOMINEES” to our Board of Directors; and (ii) “FOR" Proposal No. 2. No director has informed us that he intends to oppose any action intended to be taken by us.

What happens if additional proposals are presented at the annual meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you are authorizing a proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?

Only Shareholders of record at the close of business on October 11, 2018, or the “record date”, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they hold on that date at the annual meeting or any adjournments or postponements thereof. As of the record date, we had 554,773,461 shares of our common stock issued and outstanding and entitled to vote. Each outstanding share of our common stock entitles its holder to cast one vote on each proposal to be voted on at the annual meeting.

What constitutes a quorum?

If 50.0% or more of the shares of our common stock outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote my shares at the annual meeting?

Authorizing a Proxy by Mail — Shareholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by 12:00 p.m. Eastern time the day before the meeting.

Authorizing a Proxy by the Internet — Beneficial Shareholders may authorize a proxy and vote online at the website website www.proxyvote.com and following the on-screen instructions until 12:00 p.m. Eastern time the day before the meeting.

If you hold your shares in “street name” please follow the instruction card that will be provided to you by your broker-dealer.

Authorizing a Proxy by Phone – The instructions will include the the phone number and this must be completed  by12:00 p.m. Eastern time the day before the meeting.

Abstentions and Broker Non-Votes

Abstentions and "broker non-votes" are considered present and entitled to vote at the 2018 annual meeting for purposes of determining a quorum. A "broker non-vote" occurs when a broker, a bank or other nominee who holds shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary power to vote on that particular proposal and has not received directions from the beneficial owner. If a broker, bank or other nominee indicates on the proxy card that it does not have discretionary authority to vote as to a particular matter, those shares, along with any abstentions, will not be counted in the tabulation of the votes cast on the proposal being presented to shareholders.

If you are a beneficial owner, your broker, bank or other nominee has authority to vote your shares for or against the re-appointment of our independent auditors and for or against the approval of the general authorization for our directors to allot and issue ordinary shares, even if the broker does not receive voting instructions from you. Your broker, bank or other nominee, however, does not have the discretion to vote your shares on any other proposals included in this joint proxy statement without receiving voting instructions from you. It is very important that you instruct your broker, bank or other nominee how to vote on these proposals. If you do not complete the voting instructions, your shares will not be considered in the election of directors or any other proposal included in this joint proxy statement other than the re-appointment of our independent auditors and the approval of the general authorization for our directors to allot and issue ordinary shares.

 If you are a registered shareholder, in the absence of contrary instructions, shares represented by proxies submitted by you will be voted at the 2018 annual meeting: "FOR" the Board nominees in Proposal No. 1 and "FOR" Proposals No. 2.

Can I revoke my proxy after I return my proxy card or after I authorize a proxy by telephone, fax or over the Internet?

If you are a stockholder of record as of October 11, 2018 you may revoke your proxy at any time before the proxy is exercised at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request).

If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What vote is required to approve each proposal that comes before the annual meeting?

To elect the director nominees, the affirmative vote of a at least a plurality of the votes cast at the Annual Meeting at which a quorum is present must be cast in favor of the proposal. For Proposal 1, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of  Proposal 2. Abstentions and broker non-votes will count as votes against the proposal to elect the director nominees, but will have no impact on the proposal to ratify Proposal 2.

Who will bear the costs of soliciting proxies for the meeting?

CLEAN ENERGY TECHNOLOGIES, INC. will bear the entire cost of the solicitation of proxies from its Shareholders. The mailing of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our Shareholders.

Who should I call if I have any questions?

If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

CLEAN ENERGY TECHNOLOGIES, INC.

2990 Redhill Avenue

Costa Mesa, CA 92626

1 (949) 273-4990

Attn: Hoa Mai

PROPOSAL FOR

ELECTION OF DIRECTORS

(Proposal No. 1)

Background

We had a seven-member Board of Directors in 2017. After the resignation of 6 members of our Board of Directors on February 8 and 14, 2018, Kam Mahdi was our sole director. Upon the effective date of the Form 14F-1, we had 5 members of our Board of Directors.

Our Board of Directors currently consists of five directors. Our bylaws provide for a minimum of five and a maximum of twelve directors and that our directors each serve a term of one year, but may be re-elected. Our Board of Directors has nominated Mr. Kambiz Mahdi, Mr. Jun Wang, Lin Shuangan, Mr. Lyu, Yongsheng and Mr. Calvin Pang, each for a term of office commencing on the date of the 2018 Annual Meetingof Shareholders of Clean Energy Technologies, Inc. and ending on the date of the 2019 Annual Meetingof Shareholders and until his successor is duly elected and qualified.

Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR ALL NOMINEES for director named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he will serve on our Board of Directors for a one-year term ending on the date of the 2019 Annual Meeting of Shareholders and until his successor has been duly elected and qualified. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board of Directors. We are not aware of any family relationship among any of the nominees to become directors or executive officers of CLEAN ENERGY TECHNOLOGIES. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director, except that such nominees agreed to serve as our directors if elected.

Director Qualifications, Atributes and Skills as a Whole

We believe that our Board of Directors should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to our business; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out their duties and responsibilities effectively; devote the time and effort necessary to learn our business; and represent the long-term interests of our Shareholders. Furthermore, we believe our Board of Directors should be comprised of persons with skills in areas such as: finance, the clean energy business,  leadership of business organizations and legal matters.

In addition to the targeted skill areas as noted above, we endeavor to select members of our Board of Directors which have a strong record of achievement in key knowledge areas that are critical for directors to add value to our Board of Directors, including:

•Strategy — knowledge of our business model, the formulation of corporate strategies, knowledge of key competitors and markets;

•Relationships — understanding how to interact with investors, accountants, attorneys, management companies, and markets in which we operate; and

•Functional — understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues and marketing.

Biographical Information and Summary of Qualifications of Nominees for Director

Mr. Kambiz Mahdi, age 54 is an accomplished public company CEO with domestic and international experience in operations, P&L oversight, multi-channel product distributions, licensing, joint ventures, and marketing involving both start-ups and growth organizations. He has been the CEO of CETY since October of 2015, he’s an entrepreneur at heart successfully building his own companies for the past 20 years. He’s a passionate leader building visions into reality. He served as President and Chief Executive Officer of Probe Manufacturing an electronics design and manufacturing company from 1996 until December of 2005 and again from July 2009 until October of 2015. Mr. Mahdi’s vision of creating a product development accelerator led to the acquisition of the General Electric Heat Recovery Solutions. He has been able to build a solid business in clean energy and making CETY a major player in the energy efficiency market. Mr. Mahdi has a BS degree in Electrical Engineering from California State University of Northridge.

Mr. Jun Wang, age: 51. Mr. Wang, is the current Chairman and Chief Executive Officer of Taiyu (Shenyang) Energy Technology Co., Ltd. and has held those positions since 2002. From 2008 -2012 Mr. Wang served as Chief Executive Officer and director of SmartHeat, Inc. Prior to that, he served as an executive at Beijing HTN Pipeline Equipment Co., Ltd. from 2000 to 2002 and Honeywell from 1996 to 1999. Mr. Wang graduated from Tsinghua University and obtained a master’s degree in engineering. Our Board of Directors selected Mr. Wang to serve as a director because of his extensive experience in clean energy technology and his prior experience as a CEO and board member of a public company. Mr. Wang will join the Board of Directors after the Form 14F-1 filed with the Securities and Exchange Commission becomes effective.

Mr. Shuangan Lin, age: 30. Mr. Lin is the Deputy Chief Executive of Shanghai New Hope Data Technology Co., Ltd. where he has worked since 2015. Prior to that Mr. Lin, worked for New Hope Group Co., Ltd from 2012 to 2015 as a project manager for the chemical industry subsidiary. Mr. Lin graduated from De Montford University and obtained a bachelor’s degree in business. Our Board of Directors selected Mr. Lin to serve as a director because of his extensive experience in product manufacturing. Mr. Lin will join the Board of Directors after the Form 14F-1 filed with the Securities and Exchange Commission becomes effective.

Mr. Yongsheng Lyu. age: 65. Mr. Lyu has acted as an independent project consultant for Taiyu (Shenyang) Energy Technology Co., Ltd. since 2009. From 2003 to 2009, he served as the Executive Director of the Mianyang City Civil Aviation Administration Greening Company. From 1996 to 2003, he was the General Manager of Mianyang Township Enterprise Supply and Marketing Corporation. Mr. Lyu graduated from Jilin University with a bachelor’s degree in engineering. Our Board of Directors selected Mr. Lyu to serve as a director because of his extensive experience in clean energy technology and his experience in managing complex engineering processes. Mr. Lyu will join the Board after the Form 14F-1 filed with the Securities and Exchange Commission becomes effective

Mr. Calvin Pang. age: 33. Since 2015 Mr. Pang has been the Managing Director of Megawell Capital Limited. From 2007 to 2015, he was a banker at UBS AG managing portfolios of Hong Kong and China based investors. Mr. Pang graduated from the Olin School of Business in Washington University in St. Louis with a bachelor’s degree in business and finance. Our Board of Directors selected Mr. Pang to serve as a director because of his extensive experience in corporate finance. Mr. Pang will join the Board after the Form 14F-1 filed with the Securities and Exchange Commission becomes effective.

Each director holds office until the earlier of his or her death, resignation, removal from office by the stockholders, or his or her respective successor is duly elected and qualified. There are no arrangements or understandings between any of our nominees or directors and any other person pursuant to which any of our nominees or directors have been selected for their respective positions. No nominee or director is related to any executive officer or any other nominee or director.

For information as to the shares of the Common Stock held by each nominee, see “Securities Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters – Securities Ownership of Certain Beneficial Owners and Management.”

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

•been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Our Board of Directors has determined that each of Mr. Wang, Mr. Lyu and Mr. Lin are “independent directors” as defined by the applicable rules of the SEC. By virtue of his position a a controlling stockholder of the Company, the Board of Directors has determined that Mr. Pang is not an independent director. There were and are no transactions, relationships or arrangements not otherwise disclosed in this Proxy Statement that were considered by the Board of Directors under the applicable independence definitions in determining that each of these directors is independent.

Governance Structure

Currently, our Chief Executive Officer is also our Chairman. The Board of Directors believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board of Directors considered, among other matters, Mr. Mahdi’s experience and tenure of having been an officer of the Company, and believed that Mr. Mahdi is highly qualified to act as both Chairman and Chief Executive Officer due to his experience, knowledge, and personality. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board of Directors is that such structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board of Directors’ Role in Risk Oversight

The Board of Directors oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board of Directors seeks to understand and oversee critical business risks. The Board of Directors does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board of Directors. The Board of Directors and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board of Directors, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Required Vote

To be elected, each nominee for director must receive at least a plurality of the votes cast at the Annual Meeting (assuming a quorum is present) with respect to that nominee’s election. Abstentions and broker “non-votes” will not be counted as a vote cast with respect to a nominee.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the nominees set forth in Proposal 1.

Board of Directors Role in Risk Oversight

Our Board of Directors oversees our shareholders’ interest in the long-term success of our business strategy and our overall financial strength.

Our Board of Directors is actively involved in overseeing risks associated with our business strategies and decisions. It does so, in part, through its approval of all acquisitions and business-related investments and all assumptions of debt, as well as its oversight of our executive officers pursuant to annual reviews. Our Board of Directors is also responsible for overseeing risks related to corporate governance and the selection of nominees to our Board of Directors.

In addition, the Board reviews risks related to our financial reporting. The Board meets with our Chief Financial Officer and with representatives of our independent registered public accounting firm on a quarterly basis to discuss and assess the risks related to our internal controls. Additionally, material violations of our Code of Ethics and related corporate policies are reported to our Board of Directors.

Code of Business Conduct and Ethics

We have adopted our Code of Ethics, which contains general guidelines for conducting our business and is designed to help our directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. Our Code of Ethics applies to our Principal Executive Officer, Principal Financial

Officer, and persons performing similar functions and all members of our Board of Directors. Our Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Shareholders may request a copy of our Code of Ethics, which will be provided without charge, by writing to: CLEAN ENERGY TECHNOLOGIES, Inc., 2990 Redhill Avenue, Costa Mesa, California 92626, Attention: Chief Executive Officer. If, in the future, we amend, modify or waive a provision in our Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.

COMPENSATION OF INDEPENDENT DIRECTORS

        We currently do not have a compensation program for our Board of directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

Our Board of Directors has  retained the firm of Fruci & Associates II, PLLC to continue as our independent registered public accounting firm for the years ending December 31, 2017 and December 31, 2018, subject to ratification of the appointment by our Shareholders. If our Shareholders do not ratify the appointment of Fruci & Associates II, PLLC, the Board of Directors will reconsider whether to retain Fruci & Associates II, PLLC but may decide to retain Fruci & Associates II, PLLC as our independent registered public accounting firm. Even if the appointment is ratified, the Board of Directors in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of us and our Shareholders.

Assuming the presence of a quorum in person or by proxy at the 2018 Annual Meeting of Shareholders, the affirmative vote of a at least a plurality of the votes cast at the annual meeting is required to ratify the appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for the years ending December 31, 2017 and December 31, 2018.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for the years ending December 31, 2017 and 2018, and proxies solicited by our Board of Directors will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;

AUDIT AND NON-AUDIT FEES

Fruci & Associates II, PLLC has served as our independent registered public accounting firm since April 10, 2015 and audited our financial statements for the period for the years ended December 31,2017 through December 31, 2017.

The following table lists the fees for services billed by our independent registered public accounting firm in 2016 and 2017:

Services:	2016	2017
Audit Fees (1)	$ 62,846	$ 50,528
Audit Related Fees (2)	1,400	-
Tax Fees (3)	1,500	3,885
Total	$ 65,746	$ 54,413

(1)

Audit fees billed in 2016 and 2017 consisted of fees related to the audit of our annual financial statements, reviews of our quarterly financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC.

(2)	Audit-related fees related to financial accounting and reporting consultations, assurance and related services.
(3)	Tax services consist of tax compliance and tax planning and advice.

The Board of Directors pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC. All services rendered by Fruci & Associates II, PLLC for the year ended December 31, 2016 and 2017 were pre-approved in accordance with the policies and procedures described above.

Auditor Independence

The Board of Directors has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

BOARD OF DIRECTORS AUDIT REPORT TO SHAREHOLDERS

Since we do not have a standing Audit Committee our full Board of Directors oversees our financial reporting process. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, the Board of Directors has reviewed and discussed our audited financial statements as of December 31, 2016 and December 31, 2017 with management and the independent registered public accounting firm. The Board of Directors has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Professional Standards, as amended. In addition, the Board of Directors has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and it has discussed their independence with us.

EXECUTIVE OFFICERS

        The names, ages and positions of our executive officers as of October 11, 2018 are as follows:

Name	Age	Position
Kambiz Mahdi	54	Chief Executive Officer and Member of Board of Directors
John Bennett	58	Chief Financial Officer and Member of Board of Directors

The biographies of Mr. Mahdi can be found on page 4 in this proxy statement under the heading entitled “Information about Director Nominees.”

John Bennett, age 58, John Bennett has been the Chief Financial Officer of CETY, a publicly traded company for over 10 years. He joined the company in 2005 and has held the positions of controller, Chief financial Officer and has served on the Board of Directors. He has over a 30 year background in finance, including as CFO of companies in the high growth technology and distribution industries that expanded exponentially. He has successfully directed compliance with the Securities and Exchange Commission, Investor relations, financial planning, internal audit and external audit interface. He holds a Bachelor of Science in Accounting and received his Master of Science in Finance from the University of Colorado.

Role of Executive Officers in Compensation Decisions

        Since our Board is composed of our chief executive officer and our chief financial officer, our executives are directly involved in all facets of our compensation structure and in the implementation of the long-term executive agreements entered into with our chief executive officer and our chief financial officer

The following table sets forth the fiscal year 2017 and 2016 compensation for:

•Kambiz Mahdi, our Chief Executive Officer; and

•John Bennett, our Chief Financial Officer

Summary Compensation Table

		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)		($)
Kambiz Mahdi (1)	2017	$275,000	$ -	$ -	$ -	$ -	$ -	$ -	$275,000
Chief Executive Officer	2016	$275,000	$ -	$ -	$ -	$ -	$ -	$ -	$275,000

John Bennett (2)	2017	$140,000	$ -	$ -	$ -	$ -	$ -	$ -	$140,000
Chief Financial Officer	2016	$140,000	$ -	$ -	$ -	$ -	$ -	$ -	$140,000

Outstanding Equity Awards at 2017 Fiscal Year-End

 There are no outstanding options or stock awards held by our named executive officers as of December 31, 2017.

Executive Employment Agreements

On July 1, 2018 we entered into a new employment agreement with Mr. Mahdi with an annual salary of $275,000.

On October 1, 2011 we entered in to an employment agreement with Mr. Bennett with an annual salary of $140,000.

Potential Payments upon Termination or Change of Control

Severance Benefits

Mr. Mahdi will be entitled to receive a lump sum cash payment equal to twelve (12) months of executive’s base salary.

Mr. Bennett will receive a severance benefit consisting of a single lump sum cash payment equal the salary that Mr. Bennett would have been entitled to receive through the remainder or the Employment Period or two (2) years, whichever is greater.

        Elements of Compensation

        We may allocate compensation among the following components for our named executive officers:

•base salary;

•annual incentive bonus awards;

•performance-based and service-based stock incentive awards;

•performance based deferred compensation; and

•other benefits.

        As discussed above, a key element of our compensation philosophy is that a significant portion of executive compensation is comprised of long-term elements that encourage our executives to stay with the company, which we believe provides for a stable working environment that ultimately benefits our shareholders.

         Other Benefits

        Executive officers are eligible to participate in all of the company's employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table shows, as of October 11, 2018 the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock; (2) our directors and former directors; (3) our named executive officers; and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 554,773,461 shares of our common stock outstanding as of March 31, 2018. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days. Unless otherwise provided, the address of each beneficial owner listed is c/o Clean Energy Technologies, Inc., Board of Directors, 2990. Redhill Ave, Costa Mesa, California 92626.

Name of Beneficial Owners (1)	Number of Shares of Common Stock Beneficially Owned	Percentage
MGW Investments I Limited	615,629,334	70.93%
ETI Capital Partners	57,380,323	6.61%
Kambiz Mahdi (1) – Director and CEO	22,866,000	2.63%
John Bennett – Former Director and CFO	1,359,200	0.16%
Wang Jun	-	0.00%
Lin Shuangan	-	0.00%
Lyu Yongsheng	-	0.00%
Calvin Pang (2)	-	0.00%
All directors and officers as a group	639,854,534	73.72%
Total Issuable and Outstanding March 31, 2018	867,940,128

1)The shares of common stock are held directly by the Kambiz and Bahareh Mahdi Living Trust and indirectly by Kambiz Mahdi and Bahareh Mahdi as Trustees.

2) Calvin Pang has voting and investment power over all of our common stock held by MGWI Investment I Limited (“MGWI”).

Certain Relationships and Related Transactions, and Director Independence.

 Director Independence

We have a -member Board of Directors. Due to the size of our company and the difficulty in finding directors that have experience in our industry, three of our directors can be deemed an “independent directors.”

While our stock is not listed on the New York Stock Exchange, our independent directors would qualify as independent under the rules of the New York Stock Exchange.

Review of Related Person Transactions

Our Code of Business Conduct and Ethics provides guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between us and our executive officers or directors, such as:

•Business transaction between the company and any executive are prohibited, unless otherwise approved by the Board;

•Activities that may interfere with an executive’s performance in carrying out company responsibilities;

•Activities that call for the use of the company’s influence, resources or facilities; and

•Activities that may discredit the name or reputation of the company.

We have various procedures in place to identify potential related person transactions, and the Board of Directors and a separate compliance committee work together in reviewing and considering whether any identified transactions or relationships are covered by the Code of Business Conduct and Ethics.

Transactions with Related Persons

Kambiz Mahdi, our Chief Executive Officer, owns Billet Electronics, which is an independent distributor of electronic components. From time to time we purchase parts from Billet Electronics. In addition Billet was a supplier of parts and had dealings with current and former customers of our company. Our board of directors has approved such transactions of our chief executive officer.

On August 7, 2013, we held our initial closing of our Series D Preferred Stock private financing offering with two related parties, whereby we received $750,000 in financing. Our Series D Preferred Stock offering terms allow us to raise up to $1,000,000 US with an over-allotment of $500,000 in multiple closings over the course of 6 months.

On September 8, 2015 the investors signed an estoppel agreement, whereby the investors agreed to reduce, (effective as of June 30, 2015), the dividend rate on the Series D Preferred Stock to six percent per annum and to terminate the penalty provided for in the IAs in respect of unpaid dividends accruing on or after such date.

Mr. Calvin Pang is the managing director of Megawell Capital, Ltd and the  beneficial owner of approximately 70% of our common stock as determined under Rule 13d-3 promulgated by the SEC.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, is available on our website at www.cetyinc.com or a shareholder may receive a copy of our annual report by sending a written request to 2990 Rehill Avenue, Costa Mesa, California 92626, Attention: Secretary. Our 2017 Annual Report on Form 10-K is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

PROPOSALS FOR 2019 ANNUAL MEETING OF SHAREHOLDERS

Under SEC regulations, any stockholder desiring to submit a proposal for inclusion in proxy solicitation material for our 2019 Annual Meeting of Shareholders must cause such proposal to be received at our principal executive offices located at 2990 Redhill Avenue, Costa Mesa, California 92626, Attention: Secretary, no later than Septemebr 20, 2019 in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Shareholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. If a stockholder wishes to present a proposal at our 2019 Annual Meeting of Shareholders, whether or not the proposal is intended to be included in the 2019 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary at our offices no earlier than August 20, 2019 and no later than October 20, 2019. Shareholders are advised to review our bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations. We presently anticipate holding the 2019 Annual Meeting of Shareholders in November 2019.

OTHER MATTERS

Mailing of Materials; Other Business

On or about October31 , 2018, we will mail a proxy card together with this proxy statement to all Shareholders of record at the close of business on October 11, 2018. The only business to come before the annual meeting which management is aware of is set forth in this proxy statement. If any other business does properly come before the annual meeting or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

It is important that proxies be returned promptly. Therefore, Shareholders are urged to sign, date and return the accompanying proxy card in the accompanying return envelope or by fax to 1 (949) 273-4990.

CLEAN ENERGY TECHNOLOGIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

November 21, 2018

INVESTOR PROXY CARD

Solicited by the Board of Directors

CONTROL NUMBER

VOTE BY MAIL, INTERNET OR BY PHONE

Mark, date and sign this proxy card and mail promptly in the postage-paid envelope or go to www.proxyvote.com and follow the instructions. Do not return the proxy card if you vote by Internet or, by telephone see actual instructions for phone number.

All votes, whether by mail, internet or fax must be received no later than

12:00 p.m., Eastern Time, on the day prior to the meeting to be included in the voting results.

The undersigned stockholder of CLEAN ENERGY TECHNOLOGIES, Inc., a Nevada corporation, hereby appoints Kambiz Mahdi and John Bennett, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2018 Annual Meeting of Shareholders of CLEAN ENERGY TECHNOLOGIES, Inc. to be held on November 21, 2018 at 9:00 a.m. local time, at the Corporate Headquarters, located at 2990 Redhill Avenue, Costa Mesa, California 92626, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the CLEAN ENERGY TECHNOLOGIES, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2017 Annual Meeting of Shareholders, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” NAMED IN ITEM NO. 1, AND “FOR” ITEM NO. 2”

1.For the election of (01) Kambiz Mahdi,  (02) Wang Jun , (03) Lin Shuangan, (04)  Lyu Yongsheng, (05) Calvin Pangto serve as Directors until the Annual Meeting of Shareholders of CLEAN ENERGY TECHNOLOGIES, Inc. to be held in the year 2018 and until his successor is duly elected and qualified.

☐ For All Nominees☐ Withheld as to All Nominees           ☐ For All Nominees Except*

(01) Kambiz Mahdi(02) Jun Wang (03) Shuangan Lin(04)Yongsheng Lyu

(05) Calvin Pang

*To withhold a vote regarding any individual nominee, strike a line through the nominee’s name

2.For the ratification of the appointment of Fruci & Associates II, PLLC as the company’s independent registered public accounting firm for the years ending December 31, 2017 and December 31, 2018.

☐ For☐ Against           ☐ Abstain

Signature:  Date, 2018

Signature:  Date, 2018

When shares are held by joint tenants or tenants-in-common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.